Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

June 11, 2012

New York Mortgage Trust, Inc.
52 Vanderbilt Avenue, Suite 403
New York, New York  10017

New York Mortgage Trust, Inc.
Qualification as
Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, including a base prospectus and all documents incorporated by reference therein, initially filed with the Securities and Exchange Commission on February 2, 2012, as amended by Pre-Effective Amendment No.1 to Registration Statement filed on April 9, 2012 (the “Registration Statement”), with respect to up to an aggregate $250,000,000 of the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), the shares of preferred stock, par value $0.01 per share, of the Company and debt securities of the Company, that may be sold from time to time by the Company as set forth in the Registration Statement, as it may be amended from time to time, and the offer and sale, from time to time (the “Offering”), of up to $25,000,000 shares of Common Stock pursuant to a prospectus supplement filed as part of the Registration Statement on June 11, 2012 (the “Prospectus Supplement”).  You have requested our opinion regarding certain U.S. federal income tax matters.

The Company is a residential mortgage finance company that acquires, retains, and securitizes mortgage assets, including mortgage-backed securities and residential mortgage loans.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON
www.hunton.com

New York Mortgage Trust, Inc.
June 11, 2012

In giving this opinion letter, we have examined the following:

1.           the Company’s Articles of Amendment and Restatement;

2.           the Company’s Bylaws;

3.           the organizational documents for New York Mortgage Funding, LLC (“NYMF”) and Hypotheca Capital, LLC (“Hypotheca”);

4.           the Registration Statement and the related base prospectus dated April 9, 2012 (the “Prospectus”) and the Prospectus Supplement;

5.           the “taxable REIT subsidiary” (“TRS”) election for Hypotheca, which election, as amended, lists The New York Mortgage Company, Inc. and NYMC Loan Corporation as greater than 35%-owned subsidiaries;

6.           the TRS election for NYMF; and

7.           such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.           each of the documents referred to above has been duly authorized, executed, and delivered (except with respect to the Company); is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.           during its taxable year ending December 31, 2012, and future taxable years, the Company has operated and will operate in a manner that will make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years, without regard to any qualifications as to knowledge or belief;

3.           the Company will not make any amendments to its organizational documents or the organizational documents of NYMF, Hypotheca, or any other subsidiary after the date of this opinion that would affect the Company’s qualification as a real estate investment trust (a “REIT”) for any taxable year; and

New York Mortgage Trust, Inc.
June 11, 2012

4.           no action will be taken by the Company, NYMF, Hypotheca, or any other subsidiary after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness, without regard to any qualification as to knowledge or belief, of the factual representations and covenants contained in the Officer’s Certificate and the factual matters discussed in the Prospectus and in the Prospectus Supplement that relate to the Company’s status as a REIT.  We are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate.

Based on the documents and assumptions set forth above, the representations and covenants set forth in the Officer’s Certificate, and discussion in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

(a)           the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its short taxable year ended December 31, 2004 and its taxable years ended December 31, 2005 through December 31, 2011, and the Company’s organization and current and proposed method of operation (as described in the Officer’s Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2012 and thereafter; and

(b)           the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this opinion letter or the Officer’s Certificate.

New York Mortgage Trust, Inc.
June 11, 2012

The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions.  The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  We undertake no obligation to update the opinions expressed herein after the date of this letter.  This opinion letter speaks only as of the date hereof.  Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the references to Hunton & Williams LLP under the captions “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and the caption “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours, /s/ Hunton & Williams LLP